As filed with the Securities and Exchange Commission on February 6, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Huize Holding Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

49/F, Building T1, Qianhai Financial Centre, Linhai Avenue,

Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen 518000

People’s Republic of China

+86 755 3689 9088

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated 2019 Share Incentive Plan

(Full title of the Plan)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald Tam

Huize Holding Limited

49/F, Building T1, Qianhai Financial Centre, Linhai Avenue,

Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen 518000

People’s Republic of China

+86 755 3689 9088

E-mail: tanguohao@huize.com

Haiping Li, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 46/F, Jing An Kerry Centre, Tower II 1539 Nanjing West Road Shanghai 200040, China +86 021 6193 8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is filed by Huize Holding Limited (the “Registrant”) to register additional securities issuable pursuant to the Amended and Restated 2019 Share Incentive Plan and consists of only those items required by General Instruction E to Form S-8. On September 8, 2021, the Registrant’s board of directors adopted an Amended and Restated 2019 Share Incentive Plan, pursuant to which the maximum aggregate number of shares that may be issued under the 2019 Share Incentive Plan was adjusted from 20,351,945 Class A common shares to 51,703,365 Class A common shares, increased by 31,351,420 Class A common shares. Based on the above, the additional securities registered hereby consist of 31,351,420 Class A common shares.

In accordance with General Instruction E to Form S-8, the contents of the registration statements on Form S-8 (File No. 333-238148), as filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2020, are incorporated herein by reference, except as otherwise set forth herein.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by the “Registrant” with the Commission are incorporated by reference herein:

(a)	The Registrant’s annual report on Form 20-F (File No. 001-39216) for the year ended December 31, 2021, filed with the Commission on April 27, 2022.

(b)	Not applicable.

(c)

The description of the Registrant’s Class A common shares incorporated by reference in the Registrant’s registration statement on Form 8-A (File No. 001-39216) filed with the Commission on February 6, 2020, including any amendment and report subsequently filed for the purpose of updating that description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this registration statement.

3

EXHIBIT INDEX

Exhibit Number	Description

4.1	Third Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1, as amended (File No. 333-233614))

4.2	Registrant’s Specimen Certificate for Common Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended (File No. 333-233614))

4.3	Deposit Agreement, dated February 12, 2020, among the Registrant, Citibank, N.A., as depositary, and the holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form S-8, as amended (File No. 333-233614))

5.1*	Opinion of Conyers Dill & Pearman regarding the validity of the common shares being registered

10.1	Amended and Restated 2019 Share Incentive Plan (incorporated herein by reference to Exhibit 99.1 to the Form 6-K (File No. 001-39216) furnished to the Commission on September 16, 2021)

23.1*	Consent of PricewaterhouseCoopers Zhong Tian LLP

23.2*	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shenzhen, China, on February 6, 2023.

Huize Holding Limited

By:	/s/ Cunjun Ma
	Name:	Cunjun Ma
	Title:	Chairman of the Board of
Directors and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Cunjun Ma with full power to act alone, as his true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cunjun Ma	Chairman of the Board of Directors and Chief Executive Officer(principal executive officer)	February 6, 2023
Cunjun Ma

/s/ Xuchun Luo	Director and Vice President	February 6, 2023
Xuchun Luo

/s/ Bin Wei	Director	February 6, 2023
Bin Wei

/s/ Jun Ge	Director	February 6, 2023
Jun Ge

/s/ Aaron Xiaolei Hou	Director	February 6, 2023
Aaron Xiaolei Hou

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Huize Holding Limited, has signed this registration statement in Newark, Delaware, United States on February 6, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director